Geovic Mining Corp. Updates Progress at Nkamouna Cobalt Project

April 8, 2008 – Grand Junction, CO - Geovic Mining Corp. (TSX:GMC), an international mining company preparing to develop a nickel, cobalt, and manganese deposit through its 60%-owned subsidiary, Geovic Cameroon PLC (“GeoCam”), announces new developments at its Nkamouna project located in southeastern Cameroon.

Feasibility Study Optimization Progressing:

As noted in our February 12th press release, GeoCam entered into a contract in December 2007 to perform an optimization study with three prominent engineering firms experienced in building projects in Africa, collectively referred to as the alliance (“Alliance”). The goal of the study is to redesign and re-estimate major project components, with the aim of significantly reducing the capital expenditure ($398 million) and operating cost projections in the December 4, 2007 Final Feasibility Study (FFS) without compromising project integrity.

Representatives of the Alliance visited the project site in August 2007 and again in March 2008, and have been diligently working toward reducing the FFS cost estimates. GeoCam anticipates that the Alliance will complete the optimization study by mid-2008.

Financing Outlook:

GeoCam expects to finance the Nkamouna project with approximately 60%-65% debt and the remainder in equity. Based on current spending plans, GeoCam expects to execute such debt financing agreements within the next 6 to 12 months. Assuming the $398 million capital expenditure forecast in the FFS, Geovic believes it has already raised most of its share of the equity component of capital costs. The minority shareholders, represented by SNI, the Cameroonian state investment corporation, are expected to contribute their 39.5% equity share and have represented to the Company their intention to do so. Whatever additional equity may be required by Geovic is not expected to be a significant amount and, irrespective of our objective to accelerate the construction schedule, would not likely be required until early 2009.

EPCM Contract Negotiation Ongoing:

GeoCam continues to advance negotiations on an engineering, procurement, and construction management (EPCM) contract with the feasibility study optimization Alliance, and expects to complete these negotiations by year-end. Engineering work on the Nkamouna project has been progressing in parallel with the optimization study, and consequently the project remains on schedule for first production to commence in late 2010.

Project Economics Remain Strong:

In spite of the capital cost estimates indicated in the FFS, Nkamouna project economics remain robust. The base case assumes three-year average metal prices (as of October 2007) of $20.08 per pound cobalt and $11.16 per pound nickel, compared to current spot prices of roughly $50 per pound cobalt and $13 per pound nickel. Using the base case assumptions, the project’s after-tax net present value (NPV) at an 8% discount rate is $695 million, or $417 million net to Geovic, and its internal rate of return (IRR) is 33%. Moreover, 70% of project revenues are attributable to the production of cobalt.

Given the current metals prices and Geovic’s expectations of materially reduced capital costs, the Company views these project economics as conservative. Moreover, additional revenue from the production of manganese and scandium, currently not assumed in the FFS, should serve to further enhance these economics.

Drilling Program Progressing:

Drilling continues to more fully delineate the Nkamouna and adjoining Mada deposits. The goal is to double Nkamouna’s proven and probable reserves to approximately 100 million tonnes of ore, and further expand the considerable resource base of the adjoining Mada property. Once sufficient assay information is available, a new 43-101 compliant Technical Report will be completed, likely by year-end.

Relationship with Cameroon Government Remains Strong:

GeoCam’s connection to the Cameroonian community is very strong. SNI directly owns 20% of the project, and has financial responsibility for four other Cameroonian investors who own an additional 19.5% . Moreover, through the GeoAid humanitarian program supported by both the Company and GeoCam, Geovic is taking an active role in aiding the indigenous community via projects relating to healthcare, food distribution, and micro-finance. Given that Nkamouna is the first major mining project to be undertaken in Cameroon, Geovic believes that great efforts are being expended by all parties to ensure its success.

Nkamouna Project and Geovic Background

The Nkamouna project is estimated to contain 54.7 million tonnes of proven and probable ore reserves at average grades of 0.25% cobalt, 0.69% nickel and 1.33% manganese. Technical and financial information about the project are included in a January 18, 2008 43-101-compliant Technical Report prepared by the independent engineering firm, Pincock Allen & Holt. Nkamouna is the first of seven potential cobalt-nickel-manganese deposits to be developed on GeoCam’s Mining Permit.

Geovic is also engaged in minerals exploration activities in other parts of the world. The S&P profile and other information are available on the Company’s website, www.geovic.net. The Company’s financial information is available on SEDAR (www.sedar.com) or on EDGAR (www.sec.gov).

David C. Beling, P.E., Executive VP and COO, is the Qualified Person responsible for the technical information contained in this press release. For more information, please contact:

2

Geovic Mining Corp.
Andrew Hoffman – VP, Investor Relations
(720) 350-4130
ahoffman@geovic.net

Vanguard Shareholder Solutions Inc.
Keith Schaefer
(604) 608-0824
www.vanguardsolutions.ca

On behalf of the Board
John E. Sherborne, CEO

Statements contained in this press release that are not historical facts are forward-looking statements (within the meaning of the Canadian securities legislation) that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to the future price of metals; the estimation of mineral reserves and resources; the timing and amount of estimated future production, costs of production, and capital expenditures; costs and timing of the development of new deposits; and success of exploration activities, permitting time lines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims and limitations on insurance coverage. In certain cases, forward-looking statements can be identified by the use of words such as "proposes", "expects", "is expected", "scheduled", "estimated", "intends", or variations of such words and phrases or state that certain actions, events or results "will" occur. Forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and other factors include, among others, risks related to operations; actual results of current exploration activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of metals; possible variations in ore reserves, grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes, other risks of the mining industry, delays in obtaining governmental approvals or financing or in the completion of development or construction activities and other factors as described in detail in the Company's Annual Information Form and Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.